Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated August 31, 2026, with respect to the financial statements of Serapha Bio, Inc., included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts

October 30, 2026